                                                                     EXHIBIT 4.1

                            PSINET INC., as Issuer,


                                      and


                     WILMINGTON TRUST COMPANY, as Trustee


                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 12, 1998

                                      to

                                   INDENTURE

                         Dated as of November 3, 1998



                         11 1/2% SENIOR NOTES DUE 2008

          FIRST SUPPLEMENTAL INDENTURE, dated as of November 12, 1998, between PSINET, INC., a New York corporation (the "Company"), as Issuer, and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

          WHEREAS, the Company and the Trustee executed an Indenture, dated as of November 3, 1998, in respect of $200,000,000 aggregate principal amount of the Company's 11 1/2% Senior Notes due 2008 (the "Notes");

          WHEREAS, the Company desires to amend the Indenture to permit the issuance of an additional $150,000,000 aggregate principal amount of Notes and to treat all such Notes as a single issuance and series for all purposes thereunder;

          WHEREAS, Section 9.02 of the Indenture provides that the Indenture and the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

          WHEREAS, the Company undertook a consent solicitation (the "Solicitation") seeking the written consent of Holders to implement the amendments set forth in this First Supplemental Indenture;

          WHEREAS, the Company has received in the Solicitation the valid written consents of the Holders of more than a majority in aggregate principal amount of the outstanding Notes consenting to the substance of the amendments set forth in this First Supplemental Indenture;

          WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

          WHEREAS, in accordance with the terms of the Indenture, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and has delivered to the Trustee a copy of a Board Resolution authorizing the execution of this First Supplemental Indenture.

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:
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                                   I ARTICLE

                                  AMENDMENTS

I.1.    Section   The Indenture is hereby amended as follows:

        (a) In the first sentence of the Recitals of the Company, the amount of "$200,000,000" is hereby deleted and replaced with the amount of "$350,000,000".

        (a)  The definition of "Registration Rights Agreement" contained in
Section 1.01 of the Indenture on page 21 thereof is hereby deleted in its entirety and replaced with the following:

          "`Registration Rights Agreement' means, collectively, (i) the
            -----------------------------
          Registration Rights Agreement, dated as of November 3, 1998, between the Company and the Initial Purchasers and (ii) the Registration Rights Agreement, dated as of November 13, 1998, between the Company and the Initial Purchasers."

        (a) In the definition of "Series A Notes" contained in Section 1.01 of the Indenture on page 22 thereof, the word "offering" is hereby deleted and replaced with the word "offerings".

        (a) The first sentence of the second paragraph of the Form of the Face of the Series A Note contained in Section 2.02(a) of the Indenture on page 38 thereof is hereby deleted in its entirety and replaced with the following sentence:

          "The Holder of this Series A Note is entitled to the benefits of either the Registration Rights Agreement between the Company and the Initial Purchasers, dated as of November 3, 1998, or the Registration Rights Agreement between the Company and the Initial Purchasers, dated as of November 13, 1998, pursuant to which, subject to the terms and conditions thereof, the Company is obligated to consummate the Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for 11 1/2% Senior Notes due
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          2008, Series B (herein called the "Series B Notes") in like principal amount as provided therein."

        (a) In the first sentence of the first paragraph of the Form of Reverse of the Series A Notes contained in Section 2.02(a) of the Indenture on page 46 thereof the following amendments are hereby made:

        (i) the amount of "$200,000,000" therein is hereby deleted and replaced with the amount of "$350,000,000"; and

        (i) after the phrase "dated as of November 3, 1998" therein the phrase ", as amended" is hereby added thereto.

        (a) In the first sentence of the first paragraph of the Form of Reverse of the Series B Notes contained in Section 2.02(a) of the Indenture on page 50 thereof the following amendments are hereby made:

        (i) the amount of "$200,000,000" therein is hereby deleted and replaced with the amount of "$350,000,000"; and

        (i) after the phrase "dated as of November 3, 1998" therein the phrase ", as amended" is hereby added thereto.

        (a) In the first sentence of Section 3.01 of the Indenture on page 54 thereof the amount of "$200,000,000" therein is hereby deleted and replaced with the amount of "$350,000,000".

        (a) The first sentence of the first paragraph of Exhibit A to the Indenture is hereby amended by adding the phrase ", as amended" after the phrase "dated as of November 3, 1998" contained therein.

        (a) The first sentence of the first paragraph of Exhibit B to the Indenture is hereby amended by adding the phrase ", as amended" after the phrase "dated as of November 3, 1998" contained therein.

        (a) The first sentence of the first paragraph of Exhibit C to the Indenture is hereby amended by adding the phrase ", as amended" after the phrase "dated as of November 3, 1998" contained therein.

I.1.    Section   The Company hereby agrees to issue, execute and deliver, and the Trustee hereby agrees to authenticate, a replacement certificate or certificates representing any Notes outstanding on the date of this First Supplemental

Indenture, which certificate or certificates shall reflect the amendments to the Notes effected pursuant to Section 1.1(d) and 1.1(e) hereof.


                                   I ARTICLE

                                ACKNOWLEDGMENT

          The $200,000,000 aggregate principal amount of Notes issued by the Company on November 3, 1998 and the additional $150,000,000 aggregate principal amount of Notes permitted to be issued by the Company upon the effectiveness of this First Supplemental Indenture shall, for any and all purposes under the Indenture, be deemed and treated as a single series of Notes both with an original issuance date of November 3, 1998.


                                   I ARTICLE

                            NOTIFICATION TO HOLDERS

          The Company shall notify the Holders in accordance with Section 9.07 of the Indenture of the execution of this First Supplemental Indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this First Supplemental Indenture.


                                   I ARTICLE

                           MISCELLANEOUS PROVISIONS

I.1.      Section   Terms Defined.  For all purposes of this First Supplemental
                    -------------
Indenture, except as otherwise defined herein, capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

I.2.      Section   Indenture.  Except as amended hereby, the Indenture and the
                    ---------
Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this First Supplemental Indenture, any reference to the Indenture or the Notes shall mean the Indenture or the Notes, as the case may be, as so amended by this First Supplemental Indenture.

I.1.      Section   Governing Law.  The internal laws of the State of New York
                    -------------
shall govern this First Supplemental Indenture, without regard to the principles of the conflicts of law thereof.

I.1.      Section   Successors.  All agreements of the Company in this First
                    ----------
Supplemental Indenture and the Notes shall bind its successors and assigns. This First Supplemental Indenture shall be binding upon each Holder of Notes and their respective successors and assigns.

I.1.      Section   Multiple Counterparts.  The parties may sign multiple
                    ---------------------
counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

I.1.      Section   Effectiveness.  The provisions of this First Supplemental
                    -------------
Indenture shall become effective at the time that Holders of not less than a majority in aggregate principal amount of the outstanding Notes have validly consented to the substance of the amendments set forth herein and not validly revoked their respective consents hereto. In accordance with Section 9.03 of the Indenture, the Company has delivered an Officers' Certificate and Opinion of Counsel to the Trustee as conclusive evidence that this First Supplemental Indenture complies with the applicable requirements of the Indenture and that all of the conditions precedent to the effectiveness of this First Supplemental Indenture have been satisfied.

I.1.      Section   Trustee Disclaimer.  The Trustee accepts the amendment of
                    ------------------
the Indenture and the Notes effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to
(i) the validity, efficacy or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

I.1.      Section   Separability Clause.  In case any clause of this First
                    -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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                                  SIGNATURES



          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                        PSINET INC., as Issuer



                                        By:   /s/ Edward D. Postal
                                           --------------------------------
                                           Name:  Edward D. Postal
                                           Title: Senior Vice President and
                                                  Chief Financial Officer




                                        WILMINGTON TRUST COMPANY, as Trustee



                                        By:    /s/ James J. McGinley
                                           --------------------------------
                                           Name:  James J. McGinley
                                           Title:   Authorized Signer